UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 27, 2005

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

On October 27, 2005, Cummins Inc. (the "Company" or "we") issued the attached press release reporting its financial results for the third quarter of 2005 and revising its financial guidance for full-year 2005.  A copy of Cummins' press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(c)	The following exhibit is furnished herewith:

99-Press Release dated October 27, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2005

Cummins Inc.
By: /s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller Principal Accounting Officer

Exhibit Index

Exhibit No.	Description
99	Press Release dated October 27, 2005

                  Mark Land
                                                 Director - Public Relations
                             (812) 377-7719
                                             (812) 350-9678 (mobile)

For Immediate Release

October 27, 2005

Cummins reports most profitable quarter ever on strong sales and improved margins

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) powered to its most profitable quarter ever, today reporting third quarter net income of $145 million, or $2.90 per diluted share, on sales of $2.47 billion. Sales were strong across the entire business and the Company's gross margins rose to their highest levels in more than eight years.

"We continued to deliver on our commitments to our customers and shareholders in the third quarter," said Cummins Chairman and Chief Executive Officer Tim Solso. "Our business outlook remains positive, and our focus on execution has significantly improved margins and strengthened the bottom line."

Net income in the third quarter rose 25 percent from $116 million in the same period in 2004, while sales increased 12 percent from the $2.19 billion reported in the third quarter of 2004.

For the first nine months of the year, Cummins has earned $383 million, or $7.70 per share, which is more than the Company earned for all of 2004 - its most profitable full year ever.

Earnings before interest and taxes (EBIT) of $240 million also were a record and, at 9.7 percent of sales, were at the high end of the Company's target range of 7 to 10 percent.  The Company's gross margin of 22.7 percent was the highest since the second quarter of 1997.

In addition to setting a record for net income and EBIT, the Company achieved a number of other quarterly financial records, including:

w    Engine segment revenues.

w   Engine shipment volumes to DaimlerChrysler for the Dodge Ram.

w    Segment EBIT for the Power Generation segment.

w    Segment EBIT for the Distribution segment.

Third-quarter sales were slightly below the record set in the second quarter of 2005, but improved margins contributed to a 3 percent quarter-to-quarter increase in net income.

"These results are another sign that we are building a "New Cummins" - a company that is less cyclical, more diversified and committed to turning a greater share of its sales into profits," Solso said. "Not only have we delivered higher year-over-year quarterly earnings for seven consecutive quarters, but we also are investing in future growth and focusing on prudent cash management.

"And, as good as 2004 and 2005 have been, I am confident 2006 will be an even better year for Cummins and that we are well-positioned for the future."

Cummins today increased its full-year earnings guidance to $10.70 to $10.80 per share from its previous guidance of $10.10 to $10.30 per share, resulting in fourth-quarter guidance of $3.00 to $3.10 per share.

The Company generated cash from operations of $230 million in the quarter, just off its record set in the fourth quarter of 2004, bringing its total to $385 million for the first nine months of 2005. In addition, the Company has paid down debt by $278 million this year from operating cash.

The Company signed a number of agreements during the quarter that reflect its commitment to future growth.

Cummins announced that its Dongfeng Cummins Engine Company joint venture in China will develop a new 13-liter heavy-duty engine that is expected to be ready for production in 2009. Cummins also entered into a 50/50 joint venture with Shaanxi Automobile Group Co. to produce the Cummins 11-liter ISM engine in Xi'an, China, starting late next year. Cummins is the largest foreign investor in the China diesel engine market.

In late September, the Company announced that it has expanded its partnership with Bluebird Corp. and that the Cummins ISB engine will be available in all Bluebird school buses starting in early 2006.

Cummins also was recognized by Dow Jones for its economic, environmental and social leadership. Cummins was named to Dow Jones' Sustainability World Index for 2005, which represents the top 10 percent of the world's largest 2,500 companies in corporate sustainability metrics.

Third-quarter details

Engine Segment

The Engine Segment sales of $1.67 billion were a quarterly record and 18 percent higher than $1.42 billion in 2004. Segment EBIT rose 59 percent to $153 million from $96 million in 2004.

The segment saw double-digit growth in both on-highway and industrial markets.  The introduction of the model year 2006 Dodge Ram drove record engine shipments of 42,200 that were 10 percent higher than last year and 16 percent higher than last quarter.

Heavy-duty engine shipments rose 13 percent worldwide from the same period in 2004 and 12 percent in North America, while worldwide bus engine shipments jumped 88 percent in the quarter. In the off-highway markets, Cummins experienced strong engine shipment gains in the worldwide construction market (21 percent), the oil and gas market (71 percent) and the commercial marine market (25 percent).

While third-quarter sales were slightly higher than the previous record set in the second quarter of 2005, Segment EBIT for the third quarter was just below the record EBIT of the second quarter, driven by lower joint venture income.

Power Generation Segment

Power Generation sales rose 2 percent from the same period in 2004 to $504 million, but Segment EBIT more than tripled to a record $46 million, reflecting significantly improved pricing across most markets that helped yield the Segment's highest margins in four years.

Most major markets remained strong, led by economic activity in the United States and related markets, and economic development in the Middle East. Sales in the Company's commercial markets rose 3 percent, while consumer genset sales rose 4 percent.

Marine and commercial mobile markets, as well as increases in the towable trailer business, helped offset a softening in the recreational vehicle market. This trend should continue into 2006, with double-digit sales growth expected in all consumer segments except recreational vehicles.

Components Segment

Revenues for the Components Segment were $481 million for the quarter, an 8 percent increase over the third quarter of 2004.  However, the higher volume was offset by greater supply chain costs and logistics inefficiencies, and higher research and administrative expenses. As a result, Components  reported Segment EBIT of $21 million compared to $23 million for the same period in 2004.

The four businesses in this segment - Fleetguard, Emission Solutions, Holset turbochargers and Fuel Systems - each experienced a quarterly growth in revenue. Holset experienced a 12 percent sales gain from 2004 largely on the strength of improved aftermarket sales worldwide.

Fleetguard and Emission Solutions reported strong aftermarket sales gains in North America and Latin America, which helped boost overall combined sales in those businesses by 6 percent.

Higher research and engineering expenses were incurred to develop products that will assist both the Company and its customers in meeting new diesel emission standards for 2006 in Europe and 2007 in the United States.

Distribution Segment

The Distribution Segment, which continues to meet its goal of growing earnings at a faster percentage rate than sales, reported sales of $295 million for the third quarter, an 18 percent increase over the same period last year. Segment EBIT was a record $28 million, a 40 percent increase from $20 million during the same period in 2004.

Segment sales remained strong across all product lines and most geographies, and were accompanied by improved gross margins. Sales in the Company's Central region - Europe, Russia, the Middle East and Africa - rose 41 percent, while Latin America sales increased 27 percent.

Engines and parts sales were particularly strong in Europe, while the Middle East distributors saw significant growth in sales of power generation products. Those gains and others helped offset weakness in East Asia and the costs associated with the acquisition of a new distributor in Belgium.

Webcast information Cummins management will host a teleconference to discuss these results today at 10 a.m. CDT/EST (11 a.m., EDT). This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP financial measure used in this release. EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. With more than 28,000 employees worldwide, Cummins reported sales of $8.4 billion in 2004. Press releases can be found on the Web at www.cummins.com.

Information provided and statements on the webcast and in this release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, hopes beliefs and intentions on strategies regarding the future. It is important to note that the Company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited) (a)

	Three Months Ended			Nine Months Ended
Millions, except per share amounts	Sept. 25, 2005	Sept. 26, 2004	June 26, 2005	Sept. 25, 2005	Sept. 26, 2004

Net sales.........................................................................	$ 2,467	$ 2,194	$ 2,490	$ 7,165	$ 6,089
Cost of sales..................................................................	1,906	1,760	1,940	5,598	4,882

Gross margin.................................................................	561	434	550	1,567	1,207

Expense and other income
Selling and administrative expenses.........................	286	260	287	832	734
Research and engineering expenses........................	71	60	73	207	175
Equity, royalty and other income from investees.......	(28)	(26)	(35)	(94)	(73)
Interest expense.........................................................	27	27	28	83	81
Other income, net.......................................................	(8)	(5)	(10)	(16)	---
Total expense and other income...........................	348	316	343	1,012	917

Earnings before income taxes and minority interests....	213	118	207	555	290
Provision (benefit) for income taxes...........................	61	(4)	58	153	44
Minority interests in earnings of consolidated subsidiaries..............	7	6	8	19	15
Net earnings.............................................................	$ 145	$ 116	$ 141	$ 383	$ 231

Earnings per share
Basic......................................................................	$ 3.27	$ 2.71	$ 3.20	$ 8.68	$ 5.54
Diluted...................................................................	$ 2.90	$ 2.40	$ 2.83	$ 7.70	$ 4.95

Cash dividends declared per share........................	$ 0.30	$ 0.30	$ 0.30	$ 0.90	$ 0.90

Weighted average shares outstanding
Basic........................................................................	44.4	42.8	44.1	44.1	41.8
Diluted.....................................................................	51.2	49.8	51.0	51.0	48.7

(a)  Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

  Certain reclassifications have been made to 2004 amounts to conform to the 2005 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

Millions, except par value	Sept. 25, 2005	Dec. 31, 2004

ASSETS
Current assets
Cash and cash equivalents.......................................................	$ 561	$ 611
Marketable securities.................................................................	53	62
Receivables, net..........................................................................	1,538	1,160
Inventories..................................................................................	1,198	1,016
Deferred income taxes.................................................................	239	301
Prepaid expenses and other current assets..............................	97	106
Total current assets..................................................................	3,686	3,256
Long-term assets
Property, plant and equipment, net............................................	1,555	1,648
Investments in and advances to equity investees...................	291	286
Goodwill..........................................................................................	357	355
Other intangible assets, net..........................................................	94	93
Deferred income taxes....................................................................	689	689
Other assets.....................................................................................	190	183
Total assets..................................................................................	$ 6,862	$ 6,510

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings....................................................................	$ 100	$ 327
Accounts payable...........................................................................	982	823
Accrued product coverage and marketing expenses..................	319	279
Other accrued expenses...................................................................	827	751
Total current liabilities..................................................................	2,228	2,180
Long-term liabilities
Long-term debt...................................................................................	1,252	1,299
Pensions..............................................................................................	412	466
Postretirement benefits other than pensions.................................	556	570
Other long-term liabilities..................................................................	432	386
Total liabilities.................................................................................	4,880	4,901

Minority interests..................................................................................	221	208

Shareholders' equity
Common stock, $2.50 par value, 48.5 and 48.2 shares issued.......	121	121
Additional contributed capital...........................................................	1,195	1,167
Retained earnings.................................................................................	1,207	866
Accumulated other comprehensive loss
Minimum pension liability...............................................................	(499)	(499)
Other components, net.....................................................................	(83)	(41)
Common stock in treasury, at cost, 1.6 and 2.2 shares....................	(65)	(88)
Common stock held in trust for employee benefit plans, 2.0 and 2.2 shares.....	(98)	(104)
Unearned compensation.......................................................................	(17)	(21)
Total shareholders' equity................................................................	1,761	1,401
Total liabilities and shareholders' equity................................................	$ 6,862	$ 6,510

(a)  Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

 Certain reclassifications have been made to 2004 amounts to conform to the 2005 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Nine Months Ended
Millions	Sept. 25, 2005	Sept. 26, 2004

Cash flows from operating activities
Net earnings.........................................................................................	$ 383	$ 231
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization..................................................	216	199
Loss on disposal of property, plant and equipment, net......	3	8
Deferred income tax provision (benefit)...................................	71	(23)
Equity in earnings of investees, net of dividends..................	(12)	(10)
Minority interests in earnings of consolidated subsidiaries...	19	15
Pension expense..........................................................................	80	68
Pension contributions................................................................	(121)	(115)
Stock-based compensation expense........................................	11	12
Tax benefit on stock options exercised....................................	7	21
Amortization of gain on terminated interest rate swaps.........	(1)	(5)
Translation and hedging activities.............................................	8	(11)
Changes in certain current assets and liabilities:
Receivables....................................................................................	(405)	(250)
Inventories.....................................................................................	(196)	(212)
Other current assets......................................................................	8	2
Accounts payable.........................................................................	175	253
Accrued expenses.........................................................................	103	179
Changes in long-term liabilities...........................................................	49	(3)
Other, net................................................................................................	(13)	9
Net cash provided by operating activities...........................................	385	368

Cash flows from investing activities
Capital expenditures...............................................................................	(121)	(78)
Investments in internal use software...................................................	(25)	(23)
Proceeds from disposals of property, plant and equipment.............	13	7
Investments in and advances to equity investees.............................	(4)	(19)
Acquisition of businesses, net of cash acquired.............................	(2)	(18)
Investments in marketable securities - acquisitions.........................	(89)	(81)
Investments in marketable securities - liquidations..........................	98	99
Other, net.................................................................................................	5	---
Net cash used in investing activities...................................................	(125)	(113)

Cash flows from financing activities
Proceeds from borrowings..................................................................	65	9
Payments on borrowings and capital lease obligations.................	(344)	(41)
Net borrowings under short-term credit agreements......................	1	12
Distributions to minority shareholders.............................................	(16)	(5)
Proceeds from issuing common stock...............................................	27	125
Dividend payments on common stock..............................................	(42)	(40)
Other, net................................................................................................	4	(1)
Net cash (used in) provided by financing activities............................	(305)	59
Effect of exchange rate changes on cash and cash equivalents........	(5)	(1)

Net (decrease) increase in cash and cash equivalents.......................	(50)	313
Cash and cash equivalents at beginning of the year...........................	611	108
Cash and cash equivalents at end of the period...................................	$ 561	$ 421

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

  Certain reclassifications have been made to 2004 amounts to conform to the 2005 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

Millions	Engine	Power Generation	Components	Distribution	Eliminations	Total

Three Months Ended September 25, 2005

Net sales .......................................	$ 1,672	$ 504	$ 481	$ 295	$ (485)	$ 2,467
Equity, royalty and other income from investees..................................	14	2	3	9	---	28
Segment EBIT.....................................	153	46	21	28	(8)	240
Net assets for operating segments.....	1,343	688	965	316	---	3,312

Three Months Ended September 26, 2004

Net sales ...............................	$ 1,419	$ 493	$ 445	$ 249	$ (412)	$ 2,194
Equity, royalty and other income from investees..............	15	1	3	7	---	26
Segment EBIT..................................	96	15	23	20	(9)	145
Net assets for operating segments.......	1,116	623	873	264	---	2,876

Three Months Ended June 26, 2005

Net sales ..................................	$ 1,667	$ 493	$ 511	$ 297	$ (478)	$ 2,490
Equity, royalty and other income from investees..............	22	3	2	8	---	35
Segment EBIT..........................	156	35	21	26	(3)	235
Net assets for operating segments........	1,220	647	962	314	---	3,143

Nine Months Ended September 25, 2005

Net sales...........................	$ 4,819	$ 1,424	$ 1,465	$ 845	$ (1,388)	$ 7,165
Equity, royalty and other income from investees..............	58	6	7	23	---	94
Segment EBIT...................	426	96	65	74	(23)	638

Nine Months Ended September 26, 2004

Net sales ............................................	$ 3,920	$ 1,322	$ 1,305	$ 673	$ (1,131)	$ 6,089
Equity, royalty and other income from investees..............	46	2	7	18	---	73
Segment EBIT........................	228	38	71	51	(17)	371

The table below reconciles the segment information to the corresponding amounts in the Consolidated Financial Statements.

	Three Months Ended			Nine Months Ended
	Sept. 25,	Sept. 26,	June 26,	Sept. 25,	Sept. 26,
Millions	2005	2004	2005	2005	2004

Segment EBIT...............................................	$ 240	$ 145	$ 235	$ 638	$ 371
Less:
Interest expense........................................	27	27	28	83	81
Provision (benefit) for income taxes.......	61	(4)	58	153	44
Minority interests in earnings of consolidated subsidiaries...........	7	6	8	19	15
Net earnings ..................................................	$ 145	$ 116	$ 141	$ 383	$ 231

Net assets for operating segments.............	$ 3,312	$ 2,876	$ 3,143
Liabilities deducted in computing net assets...	3,421	3,040	3,292
Minimum pension liability excluded from net assets..........................................................	(826)	(698)	(826)
Deferred tax assets not allocated to segments..	928	903	943
Debt-related costs not allocated to segments.....	27	28	28
Total assets.......................................................	$ 6,862	$ 6,149	$ 6,580

Certain reclassifications have been made to 2004 amounts to conform to the 2005 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE INFORMATION
(Unaudited)

The following is a reconciliation of net earnings and weighted-average common shares outstanding for purposes of calculating basic and diluted net earnings per share:

	Three Months Ended			Nine Months Ended
	Sept. 25,	Sept. 26,	June 26,	Sept. 25,	Sept. 26,
Millions, except per share amounts	2005	2004	2005	2005	2004

Net earnings for basic EPS......................................	$ 145.3	$ 116.0	$ 141.2	$ 383.0	$ 231.3
Interest expense on junior convertible subordinated debentures , net of tax.......	3.2	3.3	3.2	9.7	9.8
Net earnings for diluted EPS...................................	$ 148.5	$ 119.3	$ 144.4	$ 392.7	$ 241.1

Weighted average shares outstanding:
Basic...............................................................	44.4	42.8	44.1	44.1	41.8
Dilutive effect of stock compensation awards.....	0.5	0.7	0.6	0.6	0.6
Dilutive effect of junior convertible subordinated debentures..................................	6.3	6.3	6.3	6.3	6.3
Diluted................................................................	51.2	49.8	51.0	51.0	48.7

Earnings per share:
Basic............................................................	$ 3.27	$ 2.71	$ 3.20	$ 8.68	$ 5.54
Diluted..........................................................	$ 2.90	$ 2.40	$ 2.83	$ 7.70	$ 4.95

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited)

Earnings before interest, taxes and minority interests (EBIT)

We define EBIT as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended			Nine Months Ended
	Sept. 25,	Sept. 26,	June 26,	Sept. 25,	Sept. 26,
Millions	2005	2004	2005	2005	2004
Earnings before interest, income taxes and minority interests.....................................	$ 240	$ 145	$ 235	$ 638	$ 371

EBIT as a percentage of net sales.........	9.7%	6.6%	9.4%	8.9%	6.1%

Less:
Interest expense....................................	27	27	28	83	81
Provision (benefit) for income taxes...	61	(4)	58	153	44
Minority interests in earnings of consolidated subsidiaries ...................	7	6	8	19	15
Net earnings..............................................	$ 145	$ 116	$ 141	$ 383	$ 231
Net earnings as a percentage of net sales..	5.9%	5.3%	5.7%	5.3%	3.8%

   We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes. This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies. It should be considered.